Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 11-2006                                              April 11, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------

AURORA GOLD CORPORATION IS PLEASED TO ANNOUNCE THAT THE COMPANY'S WHOLLY OWNED BRAZILIAN SUBSIDIARY, AURORA GOLD MINERACAO LTDA, HAS SECURED THE MINERAL RIGHTS OVER THE BRANCA DE NEVE PROPERTY IN THE TAPAJOS GOLD PROVINCE, PARA STATE, BRAZIL. THE PROJECT IS LOCATED ADJACENT TO THE COMPANY'S PIRANHAS PROPERTY AND RECENT ROCK CHIP SAMPLING CONFIRMS HIGH-GRADE MINERALISATION.

Balcatta,  WA,  Australia,  -  April 11, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation ("Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil is pleased to announce that the Company's wholly owned Brazilian subsidiary, Aurora Gold Mineracao Ltda, has secured the mineral rights over the Branca de Neve property in the Tapajos Gold province, Para state, Brazil. The project is located adjacent to the Company's Piranhas property.

Based on the highly encouraging first pass rock chip results, Aurora Gold is continuing with the initial exploration programs to fast track drilling targets for the near future.

Significant  rock  chip  results  from  the  Branca  de  Neve  Property include:

208  g/t  Gold  with  80  g/t  Silver
85  g/t  Gold  with  1301  g/t  Silver
45  g/t  Gold  with  23  g/t  Silver
32.3  g/t  Gold  with  6  g/t  Silver
36.7  g/t  Gold  with  5  g/t  Silver

The Branca de Neve property is located immediately East of Aurora Gold's Piranhas property and the combined holding in these areas totals 24,210 Hectares. The property also lies approximately 5 km north of the Sao Joao property, where recent high-grade rock chips samples were reported by Aurora Gold. The highly prospective Sao Domingos property is approximately 30 km to the Southwest.

The Tapajos Gold Province of the Amazonian Craton has produced approximately 600 metric tonnes of gold in the past 40 years. The province is a major magmatic province and contains more than 100 gold deposits and occurrences, generally hosted in granitiods of different paleo-proterozoic ages and affinities, as well as by gneisses, felsic to intermediate volcanic sand, minor gabbroic and metavolcanic-sedimentary rocks. Most of the deposits are gold bearing quartz veins, with stockworks and disseminations occurring to a lessor extent.

Approximately 10 km to the north east of the property area is the Brazauro Resources Corporation owned Tocantinzinho project. The Tocantinzinho project has had a long history of exploration and now Brazauro Resources Corporation boasts a large tonnage operation.

Locally the Branco de Neve property geology is set in the highly prospective Pararui Granite Intrusive suite and has a series of brittle deformation events. North South trending regional faults dominate the property and are considered to be related to the North West trending regional structures noted in this area of the Tapajos, which extend from the Sao Domingos property.


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Aurora Gold is confident that further high-grade gold systems will be identified on  the  property  in  the  near  future.

The MOU provides Aurora Gold Mineracao Ltda with a review period to access the gold potential of the property. If Aurora Gold Mineracao decides to proceed with acquiring a 100 percent interest in the title to the mineral rights then Aurora Gold Mineracao would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. Aurora Gold Mineracao and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights.

The terms of the Branco de Neve option agreement, as specified in the MOU, allow Aurora Gold Mineracao to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Branco de Neve property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: April 12, 2006 - R$35,000 (Reals - Brazilian currency); October 12, 2006 - R$35,000; April 12, 2007 - R$35,000;
October  12,  2007  -  R$35,000;  April  12, 2008 - R$35,000; October 12, 2008 -
R$500,000 for a total of R$675,000. The vendor will have a 0.75% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment of R$500,000. The option agreement can be terminated at any time upon written notice to the vendor and Aurora Gold Mineracao will be free of any and all payment commitments yet to be due.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration property in the Tapajos Gold Province, State of Para, Brazil, whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For  Further  information,  please  call  Klaus  Eckhof
Phone:            (+61)  8  9240-2836
Mobile:           (+61)  411-148-209
Address:          30  Ledger  Road,  Balcatta,  WA,  6021  Australia
Website:          www.aurora-gold.com

ON  BEHALF  OF  THE  BOARD

"Klaus  Eckhof"

Klaus  Eckhof
President,  CEO  and  Director


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CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, us. Forward looking statements are not guarantees of future performance. All of the forward looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.